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                                                                    EXHIBIT 3.01

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         CENTAUR PHARMACEUTICALS, INC.

     Centaur Pharmaceuticals, Inc., a Delaware corporation, does hereby certify that the following amendment to the corporation's Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the corporation's stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:

     Article VIII of the Restated Certificate of Incorporation, relating to the ability of the stockholders to act by written consent is amended to read in its entirety as follows:

     "Effective immediately after the closing of an underwritten public offering of shares of the corporation's Common Stock in which shares of the corporation's Common Stock are listed on the SWX Swiss Exchange, the Swiss New Market, the Neuer Markt of the Frankfurt Exchange, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, actions shall be taken by the corporation's stockholders only at annual or special meetings of stockholders, and the corporation's stockholders shall not be able to act by written consent."

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 29th day of November 2000 and the foregoing facts stated herein are true and correct.


                                       CENTAUR PHARMACEUTICALS, INC.
                                       a Delaware corporation


                                       By:  /s/ Paul L. Wood
                                          -----------------------------------
                                            Paul L. Wood, President